UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01. Other Events

Determination of Offering Price for Follow-On Offering
Overview
On January 29, 2015, in connection with NorthStar Healthcare Income, Inc.’s (“NorthStar Healthcare”) follow-on public offering of up to $700.0 million in shares of common stock (the “Offering”), consisting of up to $500.0 million in shares in its primary offering and up to $200.0 million in shares pursuant to its distribution reinvestment plan (the “DRP”), NorthStar Healthcare’s board of directors (the “Board”) established an offering price of $10.20 per share for shares sold in the primary offering (the “Offering Price”) and $9.69 per share for shares sold pursuant to the DRP (the “DRP Price”). In connection with the Offering, NorthStar Healthcare plans to file an amended Registration Statement on Form S-11 (File No. 333-199125) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), reflecting the new Offering Price. The Offering is expected to commence once the SEC declares the Registration Statement effective, subject to market and other conditions.

The Board, including all of its independent directors, approved the Offering Price upon the recommendation of the Board’s audit committee (the “Audit Committee”), which is responsible for the oversight of NorthStar Healthcare’s valuation process. The Offering Price was calculated with the assistance of NorthStar Healthcare’s external advisor, NSAM J-NSHC Ltd (the “Advisor”) and based in part on an estimated net asset value per share obtained from Robert A. Stanger & Co., Inc. (“Stanger”), an experienced third-party independent valuation and consulting firm engaged by NorthStar Healthcare to provide valuation analyses in connection with the Offering. The Audit Committee based its recommendation on a number of factors including, but not limited to: (i) a review of the estimated value of NorthStar Healthcare’s assets less the estimated value of NorthStar Healthcare’s liabilities as of December 31, 2014 (the “Valuation Date”); (ii) the estimated offering costs and other expenses associated with the Offering; and (iii) prevailing market conditions. The Offering Price is not a statement of NorthStar Healthcare’s current or expected estimated value per share, as the Board also took into consideration other factors and costs described above, which are included in the Offering Price to limit the Offering’s potential dilutive impact to NorthStar Healthcare’s existing stockholders. Information regarding NorthStar Healthcare’s estimated net asset value per share is being provided for the sole purpose of updating the offering price in the Offering and in the DRP.

Process and Methodology
The Audit Committee recommended and the Board established the Offering Price based upon the analyses and reports provided by the Advisor and Stanger, including an evaluation of NorthStar Healthcare’s assets and liabilities as of the Valuation Date. In arriving at its recommendation, the Audit Committee relied in part on valuation methodologies that the Advisor, Stanger and the Board believe are standard and acceptable in the real estate and non-traded real estate investment trust (“REIT”) industries for the types of assets and liabilities held by NorthStar Healthcare. On January 29, 2015, Stanger delivered its report related to the valuation of NorthStar Healthcare’s assets and liabilities, including NorthStar Healthcare’s 13 healthcare real estate properties (the “Healthcare Properties”), three healthcare real estate investments held through joint ventures (the “Joint Venture Investments”) and four healthcare-related commercial real estate debt investments (the “Healthcare Debt Investments”), as further described below. The process for estimating the value of NorthStar Healthcare’s assets and liabilities was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs.

The engagement of Stanger was approved by the Board, including all of its independent members. Stanger has extensive experience in conducting asset valuations, including appraisals of healthcare properties and the evaluation of real estate debt investments.
Valuation of Healthcare Properties
An appraisal was conducted by Stanger to estimate the value of the Healthcare Properties. The appraisal was dated as of the Valuation Date and performed in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. In determining each Healthcare Property’s appraised value, Stanger utilized all information that it deemed relevant, including information from the Advisor and its own data sources. Stanger also reviewed other information, such as trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisal of the Healthcare Properties, Stanger utilized a direct capitalization approach by applying a market capitalization rate for each Healthcare Property to the estimated forward-year annual net operating income at each property, which Stanger believes is the most appropriate methodology for valuing healthcare assets similar to those owned by NorthStar Healthcare. In selecting each capitalization rate, Stanger took into account, among other factors, prevailing capitalization rates in the healthcare property sector, the property’s location, age and condition, the property’s operating trends and lease coverage ratios, if applicable, and other unique property factors. The range of capitalization rates used to estimate the value of the Healthcare Properties was 6.0% to 9.0% and the weighted average capitalization rate was approximately 6.7%. As applicable, Stanger adjusted the capitalized value of each Healthcare Property for any excess land, deferred maintenance, rent abatements and lease-up costs to estimate the “as-is” value of each Healthcare Property. In addition, Stanger adjusted the “as-is” property value for NorthStar Healthcare’s allocable share of the value of the Healthcare Properties to account for any distribution priorities attributable to third-party investment partners. Stanger’s appraisal was certified by an appraiser licensed in the state in which the Healthcare Properties were located.

Valuation of Joint Venture Investments
The healthcare real estate portfolios held through Joint Venture Investments were valued similarly to the process described above in “Valuation of Healthcare Properties.” Stanger estimated the aggregate value of the underlying healthcare properties and added or subtracted, as appropriate, outstanding borrowings and other balance sheet assets and liabilities to derive an estimated equity value of each Joint Venture Investment. Stanger then applied the terms of the applicable joint venture agreement, including any distribution priorities, to its equity value estimate to establish NorthStar Healthcare’s allocable share of each Joint Venture Investment. The range of weighted average capitalization rates used to estimate the value of the each Joint Venture Investment was 5.8% to 8.5% and the weighted average capitalization rate across all Joint Venture Investments was approximately 6.2%.
Valuation of Healthcare Debt Investments
The estimated value of the Healthcare Debt Investments was established by performing a comparable market interest rate analysis for each investment. Stanger evaluated the contractual interest rate for each Healthcare Debt Investment by applying a discounted cash flow (“DCF”) analysis over the contractual initial term of the investment. The cash flow estimates used in the DCF analysis were based on the investment’s contractual agreement and corresponding interest and principal cash flow. The expected cash flow was then discounted at an interest rate that Stanger estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account, for example, remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. The range of discount rates used by Stanger to estimate of the value of the Healthcare Debt Investments was 4.5% to 7.3% and the weighted average discount rate was approximately 7.0%.
Valuation of Healthcare Real Estate Liabilities
Stanger estimated the fair value of NorthStar Healthcare’s healthcare real estate-related liabilities by discounting the stream of expected interest and principal payments for each liability by an interest rate that Stanger estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account factors such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant.
Cash, Other Assets and Other Liabilities
The fair value of NorthStar Healthcare’s cash, other assets and other liabilities was estimated by the Advisor to approximate carrying value as of the Valuation Date.
Estimated Net Asset Value Per Share
Based on the above reviews and subject to the assumptions and limiting conditions contained in its reports, Stanger estimated the net asset value per fully diluted common share outstanding of NorthStar Healthcare as of the Valuation Date to be $9.03 per share.

Estimated Offering Costs and Other Expenses
The Advisor also recommended an estimate of the offering costs and other expenses associated with the Offering, which the Audit Committee considered in arriving at its recommendation of the Offering Price. These fees and expenses were estimated based in part on NorthStar Healthcare’s operating history, including the expenses incurred raising capital in its initial public offering, portfolio composition, current and targeted capital structure, contractual fee arrangements and other factors deemed relevant.
Calculation of Offering Price
Upon the Advisor’s receipt and review of Stanger’s valuation reports, and in light of other factors considered by the Advisor and the Advisor’s extensive knowledge of NorthStar Healthcare’s assets and liabilities, the Advisor: (i) concluded that Stanger’s recommended estimated net asset value per share was reasonable and (ii) recommended to the Audit Committee that it adopt $10.20 as the Offering Price. The Audit Committee was given an opportunity to confer with the Advisor and Stanger regarding the methodologies and assumptions used and determined to recommend to the Board the Offering Price for the Offering.
In arriving at its determination of the Offering Price, the Board considered all information provided in light of its own familiarity with NorthStar Healthcare’s assets and approved the Offering Price recommended by the Audit Committee.
The table below sets forth the calculation of the Offering Price:

	Estimated Value	Estimated Value Per Share
Healthcare Properties	$281,135	2.87
Joint Venture Investments	243,300	2.48
Healthcare Debt Investments	153,001	1.56
Cash and other assets	292,278	2.98
Total Liabilities	(84,657)	(0.86)
Estimated net asset value as of December 31, 2014	$885,058	$9.03
Estimated enterprise value per share		None assumed
Estimated offering costs and expenses		1.17
Offering Price		$10.20

Shares outstanding (in thousands)	97,972

In the aggregate, the estimated value of NorthStar Healthcare’s Healthcare Properties, Joint Venture Investments and Healthcare Debt Investments of $677.4 million represents an approximate 9% increase in value over the contractual purchase price, including certain costs relating to joint ventures and subsequent capital expenditures (with respect to Healthcare Properties and Joint Venture Investments) and original principal amount (with respect to Healthcare Debt Investments).
The estimated net asset value recommended by Stanger and the Advisor and the Offering Price approved by the Audit Committee and the Board do not reflect NorthStar Healthcare’s “enterprise value,” which may include a premium or discount for:

•	the large size of NorthStar Healthcare’s portfolio, as some buyers may pay more for a portfolio of investments compared to prices for individual investments;

•
the characteristics of NorthStar Healthcare’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	disposition and other expenses that would be necessary to realize the value;

•	the services being provided by personnel of the Advisor under the advisory agreement and NorthStar Healthcare’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if NorthStar Healthcare were to list its shares of common stock on a national securities exchange.

Pursuant to amended Rules 2310 and 2340 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), NorthStar Healthcare expects to establish an estimated value per share by April 11, 2016, the effective date of the amended rules. Once established, NorthStar Healthcare will provide the estimated value per share to stockholders in its annual report on Form 10-K.
Sensitivity Analysis
Changes to the key assumptions used to arrive at the Offering Price, including the overall capitalization rate and discount rate used to value the Healthcare Properties, Joint Venture Investments and Healthcare Debt Investments, would have a significant impact on the underlying value of NorthStar Healthcare’s assets. The following chart presents the impact on NorthStar Healthcare’s estimated net asset value per share resulting from a 25 basis point adjustment to the overall capitalization rate and discount rate applied to estimate the value of the Healthcare Properties, Joint Venture Investments and Healthcare Debt Investments.

	Range of Value
	Low	Midpoint	High
Estimated Net Asset Value Per Share	$8.63	$9.03	$9.47
Weighted Average Capitalization Rate (Healthcare Properties)	6.9%	6.7%	6.4%
Weighted Average Capitalization Rate (Joint Venture Investments)	6.4%	6.2%	5.9%
Weighted Average Discount Rate (Healthcare Debt Investments)	7.3%	7.0%	6.8%

Limitations and Risks
As with any valuation methodology, the methodologies used to determine the Offering Price are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values.
Although the Board relied on estimated values of NorthStar Healthcare’s assets and liabilities and estimates of offering costs and other expenses in establishing the Offering Price, the Offering Price may bear no relationship to NorthStar Healthcare’s book or asset value. In addition, the Offering Price may not represent the price at which shares of NorthStar Healthcare’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of NorthStar Healthcare or the amount a stockholder would realize in a private sale of shares. The Audit Committee and Board considered an estimated value of NorthStar Healthcare’s assets and liabilities as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, particularly healthcare-related commercial real estate, changes in market interest rates for commercial real estate debt investments, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding, the proceeds obtained for any common stock transactions, local and national economic factors and the factors specified in in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. There is no assurance that the methodologies used to establish the Offering Price would be acceptable to FINRA or in compliance with Employee Retirement Income Security Act guidelines with respect to their reporting requirements.
Distribution Reinvestment Plan
In connection with its determination of the Offering Price and pursuant to the DRP, the Board has determined that, effective upon the later of (i) the date following ten days’ written notice to participants of the changes to the DRP and (ii) the date that the SEC declares the Registration Statement effective, distributions may be reinvested in shares of NorthStar Healthcare’s common stock at the DRP Price, which is approximately 95% of the Offering Price, until such time as NorthStar Healthcare establishes an estimated per share value for a purpose other than to set the price to acquire shares in a primary offering by NorthStar Healthcare, at which time the purchase price will adjust to 95% of such estimated per share value. Until the changes described above takes effect, the DRP offering price will be $9.50 per share, or 95% of the primary offering price in NorthStar Healthcare’s initial public offering.

Share Repurchase Plan
In connection with its determination of the Offering Price and pursuant to NorthStar Healthcare’s share repurchase program (the “SRP”), the Board has determined that, effective upon the later of (i) the date following ten days’ written notice to participants of the changes to the SRP and (ii) the date that the SEC declares the Registration Statement effective, unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price paid will be based upon the stockholder’s holding period and the purchase price paid by the stockholder until such time as NorthStar Healthcare establishes an estimated per share value for a purpose other than to set the price to acquire shares in a primary offering by NorthStar Healthcare, at which time the repurchase price will adjust to 95% of such estimated per share value.

Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends,” “expects” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the actual value of NorthStar Healthcare’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Healthcare or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Healthcare’s common stock, changes in market interest rates for healthcare real estate debt investments, changes to healthcare real estate values, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding and the proceeds obtained for any common stock transactions, the impact of any losses from NorthStar Healthcare’s investments on cash flow and returns, property level cash flow, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in NorthStar Healthcare’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: February 2, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary